Exhibit 12.1

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                        For the Year Ended December 31, 2005
                                                                       --------------------------------------
($in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                        $      5,744
Fixed charges (1)                                                                          7,370
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                      $     13,144
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Earnings to fixed charges ratio                                                             1.8x
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                                                                        For the Year Ended December 31, 2004
                                                                       --------------------------------------
($in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                        $      4,379
Fixed charges (1)                                                                          7,945
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                      $     12,324
-------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                            1.6 x
-------------------------------------------------------------------------------------------------------------

                                                                        For the Year Ended December 31, 2003
                                                                       --------------------------------------
($in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                        $      3,255
Fixed charges (1)                                                                          7,140
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                      $     10,395
-------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                            1.5 x
-------------------------------------------------------------------------------------------------------------

                                                                        For the Year Ended December 31, 2002
                                                                       --------------------------------------
($in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                        $      2,773
Fixed charges (1)                                                                          6,288
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                      $      9,061
-------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                            1.4 x
-------------------------------------------------------------------------------------------------------------

                                                                        For the Year Ended December 31, 2001
                                                                       --------------------------------------
($in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                $      1,073
Fixed charges (1)                                                                          6,511
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                      $      7,584
-------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                            1.2 x
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

(1) Fixed charges represent interest on debentures and amortization of debenture offering costs.